2010 ** --- Deer (brand)
(English Translation)

Memorandum of Understanding

Time of Negotiations: January 15, 2010 Friday

Place of Negotiations: **

Parties:

Party A: Guangdong Deer Consumer Products, Inc.

Party B: **

Persons in attendance:

Party A: Ying He (CEO), Chuanjing Zheng (Assistant to the President)

Party B: **

Contents of the Deer white-colored small appliances/** cooperation negotiation Memorandum of Understanding:

In order to increase its competitiveness in the home appliances retail chain-store industry, ** selects qualified and compatible manufacturers to form in-depth cooperative operations. The specific contents of the cooperative operation are as follows:

I.	Cooperative operation model

1.	Both parties use the one-step pricing model;

2.	The length of the contract is three (3) years (2010-2012). Both parties then decide whether to renew the contract based on the circumstances of the cooperation;

3.	Sales are on a commission basis;

4.	Accounts settlement is centrally conducted by the Parties’ respective headquarters;

5.	Party A provides sample products. The settlement price of the sample product is 80% of the price of the supplied products;

6.	Agree to maintain the rate of damaged and faulty products under 2%.

II.	Division of the main functions and responsibilities of the Parties.

1.	Guangdong Deer Consumer Products, Inc. is responsible for:

i.	Product production, the formulation of delivery cycles and the safe execution thereof;

ii.	Delivery of the products to each of ** distribution depots;

iii.	Support for the training of sales personnel (methods yet to be determined).

** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

2.	** is systematically responsible for:

i.	Order placement;

ii.	Sales area layout;

iii.	Manufacture of display stands;

iv.	Management of sales personnel (hiring, daily management, training, wages and evaluation);

v.	Planning and execution of sales promotion events.

3.	Both Parties are responsible for:

i.	Product selection;

ii.	Set product price.

III.	Operation categories

In 2010, the primary categories are juicers, food processors and other food processing products; additional categories are separately determined.

IV.	Product profit margin standard

1.	Product profit margin for 2010 is no less than **% of consolidated profit;

2.	Parties will separately determine standards for 2010 [sic] and 2012.

V.	After-sales service

1.	Party A is responsible for after-sales service.

VI.	Implementation schedule of the cooperative operation project

Details of the cooperation workflow are to be completed by February 15, 2010; the contract is to be signed at the same time.

Party A: Guangdong Deer Consumer Products, Inc.	Party B: **
Representative: /s/ Ying He	Representative: **
Date: 2010-01-15	Date: 2010-01-15

** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.